Exhibit 10.1

ONDAS INC.

2026 INDUCEMENT PLAN

1.
ESTABLISHMENT AND EFFECTIVE DATE

Ondas Inc., a Nevada corporation (“Ondas” or the “Company”), hereby establishes the Ondas Inc. 2026 Inducement Plan (the “Plan”). The effective date of the Plan shall be August 3, 2026 (the “Effective Date”).

2.
PURPOSE

The purpose of the Plan is to advance the interests of the Company and its Affiliates, by allowing the Company to provide a material inducement for Eligible Individuals to enter into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules, align the long-term interests of such individuals with those of shareholders, heighten the desire of Eligible Individuals to continue in working toward and contributing to the success of the Company, assist the Company in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Company.

3.
ELIGIBILITY

Awards under the Plan may be granted only to employees who satisfy the standards for inducement grants under Rule 5635(c)(4) of the Nasdaq Listing Rules, and only when the Award is an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. Awards under the Plan may only be made to Eligible Individuals. All Awards must be granted either by a majority of the Company’s independent directors or by the Compensation Committee comprised of independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Accordingly, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules, the issuance of Awards and the shares of Stock issuable upon exercise or vesting of such Awards pursuant to the Plan are not subject to the approval of the Company’s stockholders.

As required by Rule 5635(c)(4) of the Nasdaq Listing Rules, promptly following an issuance of an Award, the Company must disclose in a press release the material terms of the grant.

4.
ADMINISTRATION
(a)
Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board (or those members of the Board who are “independent directors” under the corporate governance requirements of the Nasdaq Listing Rules) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Individuals to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan, subject to the last sentence of this Section 4(a). In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Individual or Participant in a manner consistent with the treatment of any other Eligible Individual. The Committee cannot grant reload Awards or other automatic Awards that are effective upon exercise of Options or Stock Appreciation Rights under the Plan. Notwithstanding the foregoing or anything in the Plan to the contrary, the grant of Awards shall be approved by the Company’s independent Compensation Committee or a majority of the Company’s independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) in order to comply with the exemption from the shareholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Listing Rules.
(b)
Delegation to Officers or Employees. Subject to the requirements under Rule 5635(c)(4) of the Nasdaq Listing Rules, the Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose in accordance with applicable law and to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.
(c)
Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.
(d)
Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans and appendices with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.
(e)
Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of Ondas, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of Ondas. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.
5.
SHARES OF COMMON STOCK SUBJECT TO PLAN
(a)
Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed twenty million (20,000,000) treasury shares or authorized but unissued shares of the Common Stock. The Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 or other available form, registering that number of shares of Common Stock which is equal to the number of shares available under this Plan.
(b)
Cancelled, Forfeited, or Surrendered Awards. If any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered, cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Shares of Common Stock that have been repurchased by the Company using the proceeds from Option exercise shall not be available for future Awards granted under the Plan.
(c)
Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Ondas by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Ondas or other increase or decrease in such shares effected without receipt of consideration by Ondas occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the limits on the number of shares of Common Stock that may be granted to an Eligible Individual in any one fiscal year, (iii) the calculation of the reduction of shares of Common Stock available under the Plan, (iv) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (v) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(c), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award that constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant.
6.
OPTIONS
(a)
Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals, as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.
(b)
Type of Options. Each Option granted under the Plan will be granted as a Non-Qualified Stock Option.
(c)
Exercise Price. The Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date.
(d)
Limitation on Option Period. Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may, in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.
(e)
Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto.
(f)
Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Ondas a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.
(g)
Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:
(h)
by cash, certified or cashier’s check, bank draft or money order;
(i)
by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Ondas, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to Ondas to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.
(i)
Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment.
(i)
Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.
(ii)
Disability. If a Participant’s termination of employment with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.
(iii)
Death. If a Participant dies while in the employment of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.
(iv)
Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.
7.
STOCK APPRECIATION RIGHTS
(a)
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals, as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.
(b)
Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.
(c)
Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Ondas, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.
(d)
Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.
8.
RESTRICTED STOCK
(a)
Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals, as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.
(b)
Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable.
(c)
Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Ondas Inc. 2026 Inducement Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and Ondas Inc. (the “Company”), dated, 20 (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d)
Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.
(e)
Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, and (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares.
(f)
Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by Ondas with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment.
9.
RESTRICTED STOCK UNITS
(a)
Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, a right to receive Common Stock upon vesting or at the end of a specified deferral period, with any risks of forfeiture or other restrictions as the Committee, in its sole discretion, may impose.
(b)
Shareholder Rights. A Restricted Stock Unit carries no voting or dividend or other rights associated with respect to such underlying Common Stock prior to the issuance of such shares.
(c)
Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment with the Company terminates for any reason prior to vesting, all unvested Restricted Stock Units held by the Participant shall be forfeited. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment of a Participant with the Company for any reason, any unvested Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment.
10.
PERFORMANCE AWARDS
(i)
Grant of Performance Awards. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals, as the Committee may determine, Performance Shares, Performance Share Units and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Award shall satisfy the requirements as set forth in this Section. Performance Shares shall be subject to the provisions set forth in Section 8 of the Plan and Performance Share Units and Performance Units shall be subject to the provisions set forth in Section 9 of the Plan.
(ii)
Performance Goals. Performance Goals will be based on one or more business criteria set by the Committee in its absolute and sole discretion:
(iii)
Terms and Conditions of Performance Awards. The applicable Award Agreement shall set forth (i) the number and type of Performance Awards; (ii) the Performance Period; and the Performance Goals with respect to each such Performance Award; (iii) the maximum shares of Common Stock that may be issued pursuant to a Performance Award and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Award granted hereunder. Performance Goals for different Participants and for different grants of Performance Awards need not be identical. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any amount payable in respect of a Performance Award. A holder of a Performance Award is not entitled to the rights of a holder of Common Stock.
(iv)
Determination and Payment of Performance Awards. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Awards have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share Unit or Performance Unit, but in any event no later than 70 days following the end of the applicable Performance Period, the Committee shall cause the amount of such Performance Share Unit or Performance Unit to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). For purposes of making payment or a distribution with respect to a cash settled Performance Unit, the value of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the cash settled Performance Units to be payable.
(v)
Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment with the Company terminates for any reason, all of the Participant’s outstanding Performance Awards shall be subject to the rules of this Section 10.
(vi)
Termination for Reason Other Than Death or Disability. If a Participant’s employment with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Awards held by such Participant for any reason other than death or Disability, the outstanding Performance Awards held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Awards.
(vii)
Termination of Employment for Death or Disability. If a Participant’s employment with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment or vesting, as the case may be, of the Participant’s outstanding Performance Awards at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Awards granted to the Participant under such Performance Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Performance Award was granted to the end of the month in which the Participant’s termination of employment, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to any remaining Performance Awards shall be canceled and forfeited.
11.
AWARD AGREEMENTS

All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

12.
OTHER AWARDS

Awards of shares of Common Stock, phantom stock, and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion. With respect to the Awards that may be issued solely pursuant to this Section 12 and not pursuant to any other provision of the Plan, a maximum number of shares of Common Stock with respect to which such Awards may be issued, shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under the Plan, as described in Section 5(a) of the Plan.

13.
CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Ondas, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of Ondas, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Ondas, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

14.
CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment of a Participant employed by such entity or business unit as terminated if such Participant is not employed by Ondas or any entity that is a part of the Company immediately after such event.

15.
REQUIREMENTS OF LAW
(a)
Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.
(b)
Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.
(c)
Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) withholding the amount due from any such person’s wages or compensation due to such person; or (iii) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.
(d)
Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.
16.
GENERAL PROVISIONS
(a)
Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.
(b)
Dividends and Dividend Equivalents. No dividends or Dividend Equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest. In the event that the Committee provides for the accrual of dividends or dividend equivalents with respect to an Award, such dividends or dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.
(c)
Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant and sales transactions to persons other than the Company). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b). In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.
(d)
Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.
(e)
Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Ondas determines that such action will not result in adverse tax consequences to a Participant under Code Section 409A. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.
(f)
Issuance of Certificates; Shareholder Rights. Ondas shall deliver to the Participant a certificate or book entry statement evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.
(g)
Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Participant will not directly or indirectly receive any payment of value in connection with the transfer of the Award. In such case, such Award shall be exercisable only by the transferee approved of by the Committee.
(h)
Buyout and Settlement Provisions. Except as prohibited in Section 16(j)(ii) of the Plan, the Committee may at any time on behalf of Ondas offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.
(i)
Use of Proceeds. The proceeds received by Ondas from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Ondas.
(j)
Modification or Substitution of an Award.
(i)
Generally. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.
(ii)
Limitation on Repricing. Unless such action is approved by Ondas’ shareholders in accordance with applicable law: (i) no outstanding Option or Stock Appreciation Right granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option or Stock Appreciation Right (other than adjustments to the Exercise Price pursuant to Sections 5(c) and 13); (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right when its Exercise Price is equal to or greater than the Fair Market Value of the underlying Common Stock and grant in substitution therefore new Awards, equity, cash or other property (other than adjustments pursuant to Section 13); (iii) the Committee may not authorize the repurchase of an outstanding Option or Stock Appreciation Right which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments pursuant to Section 13); (iv) the Committee may not cancel any outstanding Option or Stock Appreciation Right and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Section 13), and (v) the Committee may not take any other action that is treated as a repricing under generally accepted accounting principles (other than adjustments pursuant to Sections 5(c) and 13). A cancellation and exchange or substitution described in clauses (ii) and (iv) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.
(k)
Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted. Except as permitted under Section 5 or Section 13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.
(l)
Code Section 409A. The Award Agreement for any Award that the Committee reasonably determines to constitute “nonqualified deferred compensation plan” under Code Section 409A (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Code Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Code Section 409A. If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Code Section 409A:
(i)
Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the corporation, or (z) the occurrence of an “unforeseeable emergency”;
(ii)
The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
(iii)
Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and
(iv)
In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
(v)
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award.
(m)
Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify Ondas in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.
(n)
Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 16(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 16(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.
(o)
Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
(p)
Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q)
Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.
(r)
Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.
(s)
Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
(t)
Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.
(u)
Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.
(v)
Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
(w)
Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Ondas, to its principal place of business, attention: Ondas Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A
DEFINITIONS

“Award” means any Common Stock, Option, Performance Unit, Performance Share, Performance Share Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by Ondas and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of Ondas.

“Cause” means, with respect to a termination of employment with the Company, a termination of employment due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon the occurrence of any of the following after the Effective Date:

(a)
any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Ondas, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of Ondas in substantially the same proportions as their ownership of common stock of Ondas), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Ondas representing thirty percent (30%) or more of the combined voting power of Ondas’ then outstanding securities;
(b)
during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by Ondas’ shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c)
consummation of a merger, consolidation, reorganization, or other business combination of Ondas with any other entity, other than a merger or consolidation which would result in the voting securities of Ondas outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Ondas or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Ondas (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of Ondas’ then outstanding securities shall not constitute a Change in Control; or
(d)
the shareholders of Ondas approve a plan of complete liquidation of Ondas, and such liquidation occurs, or the consummation of the sale or disposition by Ondas of all or substantially all of Ondas’ assets other than (x) the sale or disposition of all or substantially all of the assets of Ondas to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Ondas at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of Ondas.

However, to the extent that Code Section 409A would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Ondas.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Committee designated to administer the Plan in accordance with Section 4.

“Compensation Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, par value $0.0001 per share, of Ondas.

“Company” means Ondas Inc., a Nevada corporation, the subsidiaries of Ondas Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of Ondas Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Ondas Inc. as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment with the Company; (ii) activity while employed that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean August 3, 2026.

“Eligible Individual” means any prospective employee who was not previously an employee or director of the Company or an Affiliate, hired as a new employee or rehired as an employee following a bona fide period of interruption of employment, if such person is granted an Award as a material inducement to his or her entering into employment with the Company or an Affiliate (within the meaning of Nasdaq Rule 5635(c)(4)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Ondas” means Ondas Inc., a Nevada corporation.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Listing Market” means the New York Stock Exchange or, if the securities of the Company are not then listed on the New York Stock Exchange, such other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading on any national securities exchange, or an automated quotation system sponsored by the Financial Industry Regulatory Authority.

“Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Code Section 422.

“Option” means an option to purchase Common Stock granted pursuant to Section 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Award” means an award of Performance Shares, Performance Share Units or Performance Units.

“Performance Goals” means the specified performance goals that have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Shares” means Restricted Stock that is subject to the achievement of certain Performance Goals being attained during a Performance Period pursuant to Section 9 hereunder.

“Performance Share Unit” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary.

“Plan” means this Ondas Inc. 2026 Inducement Plan.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right to receive Common Stock upon vesting or at the end of a specified deferral period, with any risks of forfeiture or other restrictions as the Committee, in its sole discretion, may impose.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

ONDAS INC.

2026 Inducement Plan

Israeli Appendix

1.
Special Provisions for Israeli Participants
1.1.
This Appendix (the “Appendix ”) to the Ondas Inc. 2026 Inducement Plan (the “Plan”) was approved by the Board of Ondas Inc. (the “Company”) on August 3, 2026.
1.2.
The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, on the grant date, or are otherwise subject to taxation in Israel with respect to Awards.
1.3.
This Appendix applies with respect to equity Awards, including for the avoidance of doubt, Common Stock, Options, Performance Shares, Performance Share Units, Restricted Stocks, Restricted Stock Units and other equity-based awards, granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Awards and shares of Common Stock that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable law currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix complies with, and is subject to, the ITO and Section 102.
1.4.
The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern with respect to grant to Israeli Participants.
2.
Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Award” means an Award which is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track ” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which all or a part of the income resulting from the sale of shares of Common Stock is taxable as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track" means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of shares of Common Stock derived from Awards is taxed as ordinary income.

“102 Ordinary Income Track Grant" means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant" means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate " means any “employing company" within the meaning of Section 102(a) of the ITO.

“Controlling Shareholders " as defined in Section 32(9) of the ITO, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% or more of the outstanding share capital of the Company, (ii) 10% or more of the voting power of the Company, (iii) the right to hold or purchase 10% or more of the outstanding equity or voting power, (iv) the right to obtain 10% or more of the “profit" of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company.

“Deposit Requirements " means with respect a 102 Trustee Grant, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant. As of the time of approval of this Appendix, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Grants require that the Trustee be provided with (a) a copy of resolutions approving Awards intended to qualify as 102 Capital Gains Track Grants within 45 days of the date of Board’s approval of such Award (or applicable date of grant), including full details of the terms of the Awards, (b) a copy of the Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Grant within 90 days of the Board’s approval of such Award (or applicable date of grant), and (c) with respect to an Award of Restricted Stock, either a share certificate and copy of the Company’s share register evidencing issuance of the shares of Common Stock underlying such Award in the name of the Trustee for the benefit of the Eligible 102 Participant, or deposit of the shares of Common Stock with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the Board’s approval of such Award (or applicable date of grant).

“Election " means the Company’s choice, in its full and absolute discretion, of the type of 102 Trustee Grants it will make under the Plan (as between capital gains track or ordinary income track), as filed with the ITA.

“Eligible 102 Participant" means a Participant who is employed by an Affiliate, which for the avoidance of doubt, includes the Company, including an individual who is engaged personally (and not through an entity) as a director or an office holder by an Affiliate, who is not a Controlling Shareholders.

“Israeli Fair Market Value" means with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s Common Stock are listed on any established stock exchange or a national market system or if the Company’s Common Stock will be registered for trading within ninety (90) days following the date of grant, the fair market value of the shares of Common Stock at the date of grant shall be determined in accordance with the average value of the Company’s Common Stock on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA" means the Israeli Tax Authority.

“ITO " means the Israeli Income Tax Ordinance (New Version), 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant" means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which 102 Trustee Grants granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the date of the adoption of this Appendix, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Award and for 102 Ordinary Income Track Grant is 12 months from the date of grant of the Award.

“Rules ” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

“Section 102 ” means the provisions of Section 102 of the ITO, as amended from time to time.

“Trust Agreement ” means the agreement to be signed between the Company and/or an Affiliate and the Trustee for the purposes of Section 102.

“Trustee” means a person or entity designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.
Types of Awards
3.1.
Awards made pursuant to this Appendix shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants, (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants, or (c) Section 102(c) of the ITO as Non-Trustee Grants, or (d) Section 3(i) of the ITO as 3(i) Awards.
3.2.
Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Appendix.
3.3.
No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the date upon which the requisite filings required by the ITO and the Rules have been made with the ITA, including the filing of the Plan and this Appendix and any amendment to the Plan or the Appendix, to the extent applicable.
3.4.
The Award Agreement shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.
4.
Terms and Conditions of 102 Trustee Grants
4.1.
The Company, in its discretion shall have an Election regarding the type of 102 Trustee Grant it chooses to make and shall have such Election filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.
4.2.
Each 102 Trustee Grant will be deemed granted on the date approved by the Board and stated in an Award Agreement, provided that the Company has also complied with any applicable Deposit Requirements.
4.3.
Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Common Stock acquired pursuant to a 102 Trustee Grant and each additional right issued thereunder shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period by the Trustee. After termination of the Required Holding Period, the Trustee may release such Awards and any shares of Common Stock issued with respect to such Awards, provided that either (a) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO, or (b) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grants or shares of Common Stock issued with respect to the 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.
4.4.
Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals of the ITA not expressly specified in this Appendix or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and the Deposit Requirements. With respect to 102

Capital Gain Track Grants, to the extent that the Common Stocks are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the ITO will apply with respect to the Israeli tax rate applicable to such Awards (including Restricted Stock Units and Options whose exercise price is lower than the Israeli Fair Market Value of the Common Stock on the date of grant).
4.5.
During the applicable Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and shares of Common Stock received subsequently following any realization of rights derived from Awards or shares of Common Stock (including additional rights issued in connection with the Award) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such shares of Common Stock to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (a) all taxes required to be paid upon the release and transfer of the shares of Common Stock have been withheld for transfer to the tax authorities, and (b) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s Articles of Incorporation and Bylaws, the Plan, any applicable Award Agreement and applicable law. To avoid doubt such sale or release during the applicable Required Holding Period may result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the applicable Required Holding Period).
4.6.
In the event a stock dividend is declared and/or additional rights are granted with respect to shares of Common Stock which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such stock dividend and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Common Stock, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant, in accordance with the Plan, after deduction of taxes and mandatory payments, in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.
4.7.
If an Award granted as a 102 Trustee Grant is exercised or settled during the applicable Required Holding Period, the shares of Common Stock issued upon such exercise or settlement shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Award is exercised or settled after the Required Holding Period ends, the shares of Common Stock issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (a) be issued in the name of the Trustee, or (b) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and this Appendix.
4.8.
To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of certain types of equity-based Awards under the 102 Capital Gains Track are subject to the confirmation and approval of the ITA.
5.
Terms and Conditions of Non-Trustee Grants

Non-Trustee Grants shall be subject to the relevant provisions of Section 102 and the applicable Rules. The Board may determine that Non-Trustee Grants, the shares of Common Stock issuable upon the exercise or vesting of a Non-Trustee Grant and/or any additional rights issued in connection with an Award, shall be allocated or issued to the Trustee, who shall hold such Non-Trustee Grants and all accrued rights thereon in trust for the benefit of the Participant, until the full payment of tax arising from the Non-Trustee Grant (and/or any right issued thereunder). The Company may choose, alternatively, to require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

6.
Terms and Conditions of 3(i) Awards

To the extent required by the ITO or the ITA or otherwise deemed by the Board to be advisable, the 3(i) Awards and/or any shares of Common Stock or other additional rights issued thereunder shall be issued to a Trustee or any other custodian. In such event, the Trustee shall hold such Awards and any right issued thereunder in trust, until exercised by the Participant or (if applicable) vested, and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of shares of Common Stock. Shares of Common Stock issued pursuant to a 3(i) Award shall not be issued, unless the Participant delivers to the Company payment in cash or by bank check or such other form acceptable to the Board of all withholding taxes due, if any, on account of the Participant acquiring shares of Common Stock or the Participant provides other assurance satisfactory to the Board of the payment of those withholding taxes.

7.
Assignability
7.1.
As long as Awards or shares of Common Stock issued thereunder are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Common Stock are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
7.2.
Notwithstanding the provision of the Plan, the Transfer of any shares of Common Stock issued as 102 Trustee Grants or as a result of exercise of 102 Trustee Grant (including any additional rights thereunder) shall be subject to the provisions of the Company’s Articles of Incorporation and Bylaws and to any limitation, restriction or obligation applicable to shareholders included in any shareholders agreement applicable to all or substantially all of the holders of Common Stock, any other governing documents of the Company, and all policies, manuals and internal regulations adopted by the Company from time to time, and any other provisions deemed by the Company to be appropriate in order to ensure compliance with applicable laws. Each Participant shall execute such separate agreement(s) as may be requested by the Company relating to matters set forth herein. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.
8.
Tax Consequences
8.1.
Any tax consequences arising from the grant or settlement of any Award, the exercise of any Option, the issuance, sale or transfer and payment for the Common Stock covered thereby, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) relating to an Award or shares of Common Stock issued thereupon shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax, interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Award granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (a) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law; (b) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Common Stock; (c) withholding otherwise deliverable Common Stock having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (d) selling a sufficient number of such Common Stock otherwise deliverable to a Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the Award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.
8.2.
With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of shares of Common Stock to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.
9.
Provisions Governing the Plan
9.1.
This Appendix shall apply to Awards settled in Common Stock. No Award settled in cash may be granted under this Appendix.
9.2.
Notwithstanding the provision of Sections 6(c) and 16(j)(ii) of the Plan, the Exercise Price of Options granted under this Appendix may be lower than the Fair Market Value of such Common Stock on the Grant Date.
9.3.
The vesting of Performance Awards granted as a 102 Trustee Grant shall not be conditioned on a Change in Control event. Further, the vesting of Performance Awards granted as a 102 Trustee Grant shall be set in accordance with, and shall at all times comply with, the published position and interpretive guidance of the ITA applicable to performance-based awards.
9.4.
Notwithstanding anything to the contrary contained in the Plan, the exercise price in respect of 102 Trustee Grants shall be payable solely in cash; provided, however, that a “net exercise” may be permitted, the implementation of which shall be subject to the requirements of the ITA.
9.5.
Section 16(h) of the Plan, regarding a buyout or settlement of Award shall not apply to 102 Trustee Grants.
10.
Securities Laws

All Awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

11.
Governing Law

This Appendix shall be governed by, construed and enforced in accordance with the laws set forth in the Plan, except that applicable Israeli laws, rules and regulations shall apply to any mandatory tax matters arising hereunder.